                                                                     EXHIBIT 2.4





                                     FORM OF
                                     BY-LAWS
                                       OF
                               NEW DECEMBER, INC.

                          AMENDED AND RESTATED BY-LAWS
                              OF NEW DECEMBER, INC.
                             A DELAWARE CORPORATION


                                   ARTICLE I.
                                    OFFICES

Section 1.1 Principal Office.

      (a) The principal executive office of NEW DECEMBER, INC. (herein called the "Corporation") shall be 5929 College Avenue, Oakland, California 94618.

      (b) The Board of Directors (the "Board") shall have full power and authority to change the location of the principal executive office.

Section 1.2 Registered Office.

      The registered office in the State of Delaware is hereby fixed and located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Board is hereby granted full power and authority to change the place of said registered office within the State of Delaware.

Section 1.3 Other Offices.

      The Corporation may also have from time to time branch or substitute offices at such other places as the Board may deem appropriate.


                                   ARTICLE II.
                             STOCKHOLDERS' MEETINGS

Section 2.1 Place.

      Meetings of the stockholders shall be at such place within or outside the State of Delaware as the Board shall designate by resolution. In the absence of such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

Section 2.2 Annual Meetings.

      The annual meetings of stockholders shall be held on any day and at any time during either the month of May or such other month as determined by resolution of the Board. At such meeting directors shall be elected, and any other business may be transacted which is within the powers of the stockholders if properly brought before the meeting as provided herein.

      Written notice of each annual meeting shall be mailed to each stockholder entitled to vote, addressed to such stockholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. Unless otherwise required by law, all such notices shall be mailed, postage prepaid, to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election and those matters which the Board intends to present for action by the stockholders, and shall state such other matters, if any, as may be expressly required by statute. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board.

Section 2.3 Special Meetings.

      Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board, the Chairman of the Board, Vice Chairman of the Board, the President, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the By-Laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Said notice shall specify the purpose for which such special meeting is called. No business shall be transacted at a special meeting except as stated in the notice sent to stockholders. Upon written request to the Chairman of the Board, Vice Chairman of the Board, the President or the Secretary or any Vice President of the Corporation by any person (but not the Board) entitled to call a special meeting of stockholders, the person receiving such request shall cause a notice to be given to stockholders entitled to vote thereat, that a special meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board.

Section 2.4 Nomination and Stockholder Business.

      (a)   Annual Meetings of Stockholders.

            (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting (or any supplement thereto) in accordance with that certain Governance Agreement dated as of _____________, 200_ by and between November, a Delaware corporation and the Corporation, as such agreement may be amended from time to time (the "Governance Agreement"), (B) by or at the direction of the Board in accordance with the Governance Agreement, or (C) by any stockholder of the Corporation (until July 1, 2007, other than November and its affiliates) who was a stockholder of record at the time of giving of notice provided for in this Section 2.4 who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.4.

            (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of subparagraph (a)(1) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjourned or postponed meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
      (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (3) Notwithstanding anything in the second sentence of subparagraph (a)(2) of this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board in accordance with the Governance Agreement or (B) by any stockholder of the Corporation (until July 1, 2007, other than November and its affiliates) who is a stockholder of record at the time of giving of notice provided for in this Section 2.4, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.4. Nominations by stockholders of persons for election to the Board may be made at such special meeting of stockholders if the stockholder's notice required by subparagraph (a)(2) of this Section 2.4 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

      (c)   General.

            (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.4 and, if any proposed nomination or business is not in compliance with this Section 2.4, to declare that such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this
      Section 2.4, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

            (2) For purposes of this Section 2.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the

      Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5 Waiver of Notice.

      Transactions at a meeting of stockholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present at the meeting in person or by proxy, gives a waiver of notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be in the notice of the meeting but not so included, if that objection is expressly made at the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders.

Section 2.6 Quorum.

      A majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or these By-Laws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the affirmative vote of the voting power of the outstanding shares of stock entitled to vote at the meeting, required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or these By-Laws. Any meeting of stockholders, whether or not a quorum is present, may be adjourned by the Chairman of the meeting or by the vote of voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting.

Section 2.7 Adjourned Meetings and Notice Thereof.

      Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting which are either present in person or represented by proxy thereat.

      Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 2.8 Voting.

      Except as provided below or as otherwise provided by the Certificate of Incorporation or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority of other proportion of the voting power of shares entitled to vote on such matter. The Board, in its discretion, or the officer presiding at a meeting of stockholders in his discretion, may require that any votes cast at such meeting, including a vote for directors, be by written ballot.

Section 2.9 Proxies.

      A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within three (3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy.

Section 2.10 Inspectors of Election.

      (a) In advance of a meeting of stockholders, the Board may appoint inspectors of election to act at the meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of the meeting may, and on request of a stockholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse) for the meeting. The number of inspectors shall be either one or three. If appointments are to be made at a meeting on the request of a stockholder, the majority of stockholder votes represented in person or by proxy shall determine whether the number of inspectors shall be one or three. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

      (b) Such inspectors of election shall (i) determine the number of shares outstanding, the number of shares represented at the meeting, the voting power of each share, the existence of a quorum, and the validity of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate votes or consents; (v) determine the result of an election; (vi) determine and retain for a reasonable period of time of this disposition of any challenges made to any determination by the inspectors; (vii) certify their determination of the numbers of shares of capital stock of the Corporation represented at the meeting and such inspector's count of all votes and ballots; (viii) do such other acts as may be proper in order to conduct the election with fairness to all stockholders; and (ix) perform such other duties as may be prescribed by law. The Chairman of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting. If there are three inspectors of election, the decision of a majority shall be effective in all respects as the decision of all.

Section 2.11 List of Stockholders.

      The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. If the meeting is held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.


                                  ARTICLE III.
                                   DIRECTORS

Section 3.1 Powers and Duties.

      (a) The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board, subject to any limitations contained in these By-Laws, the Certificate of Incorporation or the General Corporation Law. The Board may delegate the management of the day-to-day operation of the business of the Corporation, provided that the business and affairs of the Corporation shall remain under the ultimate direction of the Board.

      (b) In addition to any other vote required by law or the Certificate of Incorporation, notwithstanding anything to the contrary herein, until July 1, 2007 the affirmative vote of a majority of the then-authorized number of directors shall be required to approve or authorize the Corporation to take any of the actions listed in Section (b)(i) of Article FIFTH of the Certificate of Incorporation. Until July 1, 2007, the Corporation and its officers, directors, employees and agents, shall not, and each shall have no power or authority to, take, cause to be taken or agree or commit to take, whether by written or oral contract or otherwise, any actions listed in Section (b)(i) of Article FIFTH of the Certificate of Incorporation prior to such action having been specifically approved by the majority of the then-authorized number of directors.

Section 3.2 Number of Directors.

      The authorized number of directors shall be ten or such lesser number as specified in a board resolution not inconsistent with the Governance Agreement approved by the affirmative vote of a majority of the then-authorized directors.

Section 3.3 Election and Term of Office.

      Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Section 3.4 Resignation, Removal and Vacancies.

      (a) A director may resign by giving written notice to the Board, the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

      (b) No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

      (c) Any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board in accordance with the Governance Agreement, acting only by a majority of the authorized number of directors or, if there is not then serving on the Board a majority of the authorized number of directors, by a majority of the directors then in office, although less than a quorum or by a sole remaining director; and any directors so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified.

Section 3.5 Place of Meeting.

      The Board may by resolution designate a place within or without the State of Delaware, including a location in New York, New York or any other location, where a regular or special meeting of the Board shall be held. In the absence of such designation, meetings of the Board shall be held at a location in New York, New York designated by the mutual agreement of the Chairman of the Board and the Vice Chairman of the Board.

Section 3.6 Meetings by Conference Telephone.

      A meeting of the Board may be held through the use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting. Directors are entitled to participate in any and all Board meetings through the use of conference telephone or other communications equipment. No director shall be excluded from any Board meeting or any portion of a Board meeting because such director elects to participate though the use of conference telephone or other communications equipment and the Corporation shall make all necessary arrangements to allow directors to participate in Board meetings through the use of a conference telephone or other communications equipment. No notice of meeting shall require any director to attend a Board meeting in person.

Section 3.7 Regular Meetings.

      No call or notice of any regular meeting of the Board shall be necessary.

Section 3.8 Special Meetings and Notice.

      A special meeting of the Board for any purpose may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary, or any two directors. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting, If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Notice need not be given to any director who gives a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement.

Section 3.9 Waiver of Notice.

      Transactions at any meeting of the Board, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held, after regular call and notice, if (i) a quorum is present, (ii) no director present protests lack of notice prior to the commencement of the meeting, and (iii) each director not present at the meeting gives a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10 Quorum.

      A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

Section 3.11 Adjournment and Notice Thereof.

      Any meeting of the Board, whether or not a quorum is present, may be adjourned by a majority vote of the directors present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.12 Action Without Meeting.

      Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent to such action in accordance with applicable law. Any consent in writing or by electronic transmissions shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the directors at a duly held meeting of the Board.

Section 3.13 Compensation.

      Directors and members of committees may be paid such compensation for their services as may be determined by resolution of the Board. This section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.14 Committees.

      (a) The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, the composition of which shall be in compliance with the Governance Agreement, to serve at the pleasure of the Board. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act in the place of such absent or disqualified member. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board, a committee may exercise all of the authority of the Board to the extent permitted by Section 141 (c)(2) of the General Corporation Law, except with respect to:

            (1) the approval of any action which, under the General Corporation Law, also requires stockholders' approval or approval of the outstanding shares;

            (2)   the filling of vacancies on the Board or in any committee;

            (3) the fixing of compensation of the directors for serving on the Board or on any committee;

            (4) the amendment or repeal of the By-Laws or the adoption of new By-Laws;

            (5)   the amendment or repeal of any resolution of the Board;

            (6) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

            (7) the appointment of any other committees of the Board or the members of these committees.

      (b) Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these By-Laws,
Section 3.5 (place of meeting), Section 3.6 (meetings by conference telephone),
Section 3.7 (regular meetings), Section 3.8 (special meetings and notice),
Section 3.9 (waiver of notice), Section 3.10 (quorum), Section 3.11 (adjournment and notice), and Section 3.12 (action without meeting), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members of the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

Section 3.15 Right of Inspection.

      Each director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.


                                   ARTICLE IV.
                                    OFFICERS

Section 4.1 Officers.

      The Corporation shall have (i) a Chairman of the Board or a President (or both), (ii) a Vice President, (iii) a Secretary, and (iv) a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, one or more other Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may deem appropriate. Any number of offices may be held by the same person.

Section 4.2 Additional Officers.

      Officers other than the Chairman of the Board, the President, the Secretary and the Chief Financial Officer are herein referred to as Additional Officers. The Board may elect, and may empower the President to appoint, such Additional Officers as the Board may deem appropriate. Each Additional Officer shall hold office for such period, shall have such authority, and shall perform such duties, as are provided in these By-Laws or as the Board may designate.

Section 4.3 Election and Term.

      Except as otherwise herein provided, the officers and the Vice Chairman of the Corporation shall be elected by the Board at its regular organizational meeting or at a subsequent meeting. Each officer and Vice Chairman shall hold office at the pleasure of the Board, or until his death, resignation or removal.

Section 4.4 Resignation and Removal.

      (a) An officer may resign at any time by giving written notice to the Corporation. Such resignation shall be without prejudice to any rights the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect upon the receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      (b) The Board may remove any officer with or without cause, and such action shall be conclusive upon the officer so removed. The Board may authorize any officer to remove subordinate officers. Any removal shall be without prejudice to rights the officer may have under any employment contract with the Corporation.

Section 4.5 Vacancies.

      A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these By-Laws for election or appointment to such office.

Section 4.6 Chairman of the Board.

      The Chairman of the Board, if there be such an officer, shall preside at all meetings of the Board at which he is present and shall exercise and perform such other powers and duties as may be prescribed by the Board or By-Laws. Even if there is a president, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation unless another person shall have been appointed as Chief Executive Officer. The Chief Executive Officer of the Corporation shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board are carried into effect. He shall sign or countersign or authorize another officer of the Corporation to sign all certificates contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and stockholders and shall perform all such other duties as may be directed by the Board or the By-Laws. He shall vote, in the name of the Corporation, stock in other corporations or interests in other associations held by the Corporation, unless another officer is designated by the Board.

Section 4.7 Vice Chairman.

      The Vice Chairman of the Board shall not be an officer of the Corporation. If the Board appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as are assigned by the Board.

Section 4.8 President.

      The President shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation and shall perform all such duties as may be directed by the Board or these By-Laws, subject at all times to the authority of the Chief Executive Officer. The President shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer except with respect to such specific authority as the Chairman of the Board may from time to time reserve unto himself.

Section 4.9 Vice Presidents.

      Vice Presidents shall have such powers and duties as may be prescribed by the Board or the President. A Vice President designated by the Board shall, in the absence or disability of the President, perform all the duties of the President; and when so acting such Vice President shall have all the powers of the President.

Section 4.10 Chief Financial Officer.

      The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the By-Laws.

      If there be any Treasurer, the Treasurer shall, in the event of absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

Section 4.11 Secretary.

      (a) The Secretary shall keep or cause to be kept full and accurate records of all meetings of stockholders and all meetings of directors. Such records shall include books of minutes of all meetings of stockholders, meetings of the Board, and meetings of committees. The information in such books of minutes shall include the names of those present at Board and committee meetings and the number of shares represented at stockholders' meetings.

      (b) The Secretary shall give or cause to be given notice of all meetings of stockholders, of the Board, and of any committees, whenever such notice is required by law or these By-Laws.

      (c) The Secretary shall keep or cause to be kept at the principal executive office, or at the office of the Corporation's transfer agent or registrar if either be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      (d) The Secretary shall keep or cause to be kept a copy of the By-Laws of the Corporation at the principal executive office.

      (e)   The Secretary shall keep the corporate seal in safe custody.

      (f) The Secretary shall have all the powers and duties ordinarily incident to the office of a secretary of a corporation and such other duties as may be prescribed by the Board.

      (g) If there be any Assistant Secretaries, one or more Assistant Secretaries, in order of seniority, shall, in the event of the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

Section 4.12 Compensation.

      The Board may fix, or may appoint a committee to fix, the compensation of all officers and employees of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.


                                   ARTICLE V.
                              DIVIDENDS AND FINANCE

Section 5.1 Dividends.

      (a) Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      (b) Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 5.2 Deposits and Withdrawals.

      The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board shall designate, and shall be drawn out only by check signed by persons designated by resolutions of the Board.

Section 5.3 Fiscal Year.

      The fiscal year of the Corporation shall be a 52-53 week year ending the last Saturday in December in each year unless otherwise provided by the Board.


                                   ARTICLE VI.
                                  MISCELLANEOUS

Section 6.1 Record Date.

      The Board may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, nor more than ten (10) days after the resolution of the Board to determine the stockholders entitled to consent to corporate action in writing without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to consent to corporate action in writing and in such case except as provided by law, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, or to consent in writing as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date.

Section 6.2 Maintenance and Inspection of Share Register.

      The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Section 6.3 Registered Stockholders.

      Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

Section 6.4 Inspection of By-Laws.

      The Corporation shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which copy shall be open to inspection by stockholders at reasonable times during office hours. If it should ever occur that the principal executive office is outside of California and the Corporation has no principal business office in California, the Corporation shall, upon the written request of any stockholder, furnish such stockholder with a copy of these By-Laws as amended to date.

Section 6.5 Corporate Seal.

      The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Delaware."

Section 6.6 Certificates of Stock.

      (a) Every holder of shares of the Corporation shall be entitled to certificates certifying the number of shares owned by the stockholder and the class or series of such shares. Each certificate shall be signed in the name of the Corporation by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, or a Vice President, and (ii) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary. Any of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar whose signature appears on the certificate shall cease to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person continued to be an officer, transfer agent or registrar at the date of issue.

      (b) To the fullest extent permitted by law, certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may lawfully provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereof shall be stated.

      (c) Except as provided in this Section 6.6, no new certificate for shares shall be issued in lieu of an old one unless the old certificate is surrendered and canceled at the same time. The Corporation may, however, in case any certificate is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof; and the Corporation may require that it be given a bond or other adequate security sufficient to indemnify the Corporation against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

      (d) Prior to due presentation of transfers for registration in the stock transfer book of the Corporation, the registered owner of shares shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of stockholders, except as may be provided otherwise by Delaware law.

Section 6.7 Execution of Written Instruments.

      As used in these By-Laws, the term "written instruments" includes without limitation any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, and any assignment or endorsement of the foregoing. All written instruments shall be binding upon the Corporation if signed on its behalf by the Chief Executive Officer or if signed in such other manner as may be authorized by the Board, or within the agency power of the officer executing it, so long as the party seeking to enforce such obligations had no actual knowledge that the signing officer was without authority to execute such written instrument.

Section 6.8 Representation of Shares of Other Corporations.

      The Chairman of the Board, President, any Vice President, the Secretary, the Chief Financial Officer and such other officers as the Board may designate by resolution are each authorized to exercise on behalf of the Corporation all rights incident to shares of any other corporation standing in the name of the Corporation.

Section 6.9 Indemnification and Insurance.

      (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company or of a partnership, joint venture, trust or other enterprise including, without limitation, an employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section 6.9 (a) shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires, the advance payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.9 or otherwise. Notwithstanding anything in this Section 6.9 to the contrary, except for actions seeking the advancement of expenses as provided for herein the

Corporation shall be required to indemnify any person in connection with a proceeding (or part thereto) commenced by such person only if the commencement of such proceeding (or part thereof) was authorized by the Board.

      (b) Application to a Court. If a written claim for indemnification under this Section 6.9 made by a director or officer of the Corporation is not paid in full within thirty days after such claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.9 is a contract right and shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The extent of the protection afforded by such insurance need not be limited by any restrictions on the Corporation's power to indemnify such persons.

Section 6.10 Construction.

      Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular includes the plural, plural number includes the singular, and the term "person" includes both a corporation and a natural person.

Section 6.11 Amendment of These By-Laws.

      New By-Laws of this Corporation may be adopted or these By-Laws may be amended or rescinded only as set forth in Article SIXTH of the Certificate of Incorporation.